Geokinetics Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,109	$13,341
Restricted cash	5,262	9,921
Accounts receivable, net of allowance for doubtful accounts of $4,166 at March 31, 2009 and $3,944 at December 31, 2008	139,118	91,753
Deferred costs	19,743	25,372
Prepaid expenses and other current assets	9,670	10,414
Total current assets	183,902	150,801
Property and equipment:
Cost	279,240	269,836
Less: Accumulated depreciation and amortization	(76,534)	(64,551)
	202,706	205,285
Goodwill	73,414	73,414
Other assets, net	13,549	10,216
Total assets	$473,571	$439,716

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt and capital lease obligations	$30,137	$33,096
Accounts payable	56,962	49,056
Accrued liabilities	30,503	29,968
Unearned revenue	39,045	29,995
Federal income taxes payable	3,591	1,601
Total current liabilities	160,238	143,716
Long-term debt and capital lease obligations, net of current portion	68,818	57,850
Deferred income tax and other non-current liabilities	13,545	13,608
Total liabilities	242,601	215,174

Commitments & Contingencies
Mezzanine equity: Preferred stock, Series B Senior Convertible, $10.00 par value;
399,459 shares issued and outstanding as of March 31, 2009 and 391,629 shares issued and outstanding as of December 31, 2008	96,897	94,862
Stockholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized, 10,575,603 shares issued and 10,470,237 shares outstanding as of March 31, 2009 and 10,580,601 shares issued and 10,470,233 shares outstanding as of December 31, 2008	106	106
Additional paid-in capital	187,348	188,940
Accumulated deficit	(53,401)	(59,386)
Accumulated other comprehensive income	20	20
Total stockholders’ equity	134,073	129,680
Total liabilities, mezzanine and stockholders’ equity	$473,571	$439,716

See accompanying notes to the condensed consolidated financial statements.

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue:
Seismic acquisition	$144,092	$117,290
Data processing	2,827	2,864
Total revenue	146,919	120,154
Expenses:
Seismic acquisition	106,057	90,172
Data processing	2,177	2,243
Depreciation and amortization	12,496	10,991
General and administrative	13,303	9,302
Total Expenses	134,033	112,708
(Loss) gain on disposal of property and equipment	(193)	(81)
Income from operations	12,693	7,365
Other income (expenses):
Interest income	134	159
Interest expense	(1,611)	(1,480)
Foreign exchange loss	(74)	(338)
Other, net	50	(323)
Total other expenses, net	(1,501)	(1,982)
Income (loss) before income taxes	11,192	5,383
Provision for income taxes	5,206	1,520
Net income (loss)	5,986	3,863
Returns to preferred stockholders:
Dividend and accretion costs	2,027	1,276
Income (loss) applicable to common stockholders	$3,959	$2,587

Income (loss) per common share
Basic	$0.38	$0.25
Diluted	$0.37	$0.24

Weighted average common shares outstanding
Basic	10,470	10,316
Diluted	10,576	10,594

See accompanying notes to the condensed consolidated financial statements.

Geokinetics Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
OPERATING ACTIVITIES
Net income (loss)	$5,986	$3,863
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	12,495	10,991
Deferred financing costs and loss on redemption of floating rate notes	122	84
Stock-based compensation	457	453
Gain (loss) on sale of assets and insurance claims	193	81
Changes in operating assets and liabilities:
Restricted cash	4,659	(62)
Accounts receivable	(47,366)	(14,748)
Prepaid expenses and other assets	4,142	(1,343)
Accounts payable	7,906	19,379
Accrued and other liabilities	11,510	2,188
Net cash provided by operating activities	104	20,886
INVESTING ACTIVITIES
Multi-client data library	(1,521)	-
Proceeds from disposal of property and equipment and insurance claims	123	46
Purchases and acquisition of property and equipment	(8,431)	(21,558)
Net cash used in investing activities	(9,829)	(21,512)
FINANCING ACTIVITIES
Proceeds from borrowings	54,209	64,787
Proceeds from exercised options	-	21
Stock issuance costs	(13)	(21)
Payments on capital lease obligations and vendor financings	(11,642)	(5,784)
Payments on debt	(36,061)	(51,100)
Net cash provided by financing activities	6,493	7,903
Net increase (decrease) in cash	(3,232)	7,277
Cash at beginning of quarter	13,341	15,125
Cash at end of quarter	$10,109	$22.402

Supplemental disclosures related to cash flows:
Interest paid	$1,589	$1,486
Taxes paid	$1,965	$60
Purchase of equipment under capital lease and vendor financing obligations	$1,503	$4,181

See accompanying notes to the condensed consolidated financial statements.

Geokinetics Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholders’ Equity
and other Comprehensive Income
(In thousands, except share data)
(Unaudited)

	Common Shares Issued	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2009	10,580,601	$106	$188,940	$(59,386)	$20	$129,680
Stock-based compensation	-	-	457	-	-	457
Restricted stock issued (forfeited)	(4,998)	-	-	-	-	-
Accretion of preferred issuance costs	-	-	(62)	-	-	(62)
Accrual of preferred dividends	-	-	(1,987)	-	-	(1,987)
Net income	-	-	-	5,986	-	5,986
Balance at March 31, 2009	10,575,603	$106	$187,348	$(53,401)	$20	$134,073

See accompanying notes to the condensed consolidated financial statements

GEOKINETICS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: Organization

Geokinetics Inc. (collectively with its subsidiaries, the “Company”), a Delaware corporation, founded in 1980, is based in Houston, Texas. The Company is a global provider of seismic data acquisition services and a leader in providing land, marsh and swamp (“Transition Zone”) and shallow water ocean bottom cable (“OBC”) environment acquisition services to the oil and natural gas industry.  In addition, the Company provides seismic data processing and interpretation services to complement its data acquisition services. Seismic data is used by oil and natural gas exploration and production (“E&P”) companies to identify and analyze drilling prospects to maximize successful drilling. The Company, which has been operating in some regions for over twenty years, provides seismic data acquisition services in the Gulf Coast, Mid-Continent, California, Appalachian and Rocky Mountain regions of the United States, Western Canada,  the Canadian Arctic, as well as internationally in Central and South America, Africa, the Middle East, Australia/New Zealand and the Far East. The Company primarily performs three-dimensional (“3D”) seismic data acquisition for its customers, which include many national and international oil companies and smaller independent E&P companies.  The Company’s crews are scalable and specifically configured for each project.  In addition, the Company derives a significant portion of its revenue from services provided to seismic data library companies that acquire seismic data to license to E&P companies rather than for their own use.

    NOTE 2:   Basis of Presentation and Significant Accounting Policies

The unaudited condensed financial statements contained herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The accompanying financial statements include all adjustments which are, in the opinion of management, necessary to provide a fair presentation of the financial condition and results of operations for the periods presented.  All such adjustments are of a normal recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the SEC.  These financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2008.  The results of operations for the three months ended March 31, 2009, are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

Certain reclassifications have been made to prior periods financial statements to conform to the current presentation.

Effective January 1, 2008, the Company adopted Statement of Accounting Standard No. 157, Fair Value Measurements, (“SFAS No. 157”) as it relates to financial assets and financial liabilities.  SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard establishes a framework for measuring fair value under generally accepted accounting principles and expands disclosures about fair value measurements.  The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements.

In the normal course of operations, the Company is exposed to market risks arising from adverse changes in interest rates.  Market risk is defined for these purposes as the potential for change in the fair value of debt instruments resulting from an adverse movement in interest rates.  As of March 31, 2009, the Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable.  The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable and accounts payable approximate fair market value due to the short maturity of those instruments.  The carrying amount of debt reported in the consolidated balance sheets approximate fair value because, in general, the interest on the underlying instruments approximates market rates.  The Company is not a party to any hedge arrangements, commodity swap agreement or other derivative financial instruments.  The Company’s seismic data acquisition and seismic data processing segments utilize foreign subsidiaries and branches to conduct operations outside of the United States.  These operations expose the Company to market risks from changes in foreign exchange rates.

NOTE 3: Segment Information

The Company has two reportable segments: seismic data acquisition and seismic data processing and interpretation. The Company further breaks down its seismic data acquisition segment into two geographic reporting units: North American seismic data acquisition and international seismic data acquisition.  The North American and international seismic data acquisition reporting units acquire data for customers by conducting seismic shooting operations in the Gulf Coast, Mid-Continent, California, Appalachian and Rocky Mountain regions of the United States, Western Canada, Canadian Arctic, Central and South America, Africa, the Middle East, Australia/New Zealand and the Far East. The data processing and interpretation segment operates processing centers in Houston, Texas and London, United Kingdom to process seismic data for oil and gas exploration companies worldwide.

The Company’s reportable segments are strategic business units that offer different services to customers. Each segment is managed separately, has a different customer base, and requires unique and sophisticated technology.  The accounting policies of the segments are the same as those described in Note 2:  “Basis of Presentation and Significant Accounting Policies.” The Company evaluates performance based on earnings or loss before interest, taxes, other income (expense) depreciation and amortization. There are no inter-segment sales or transfers.

The following unaudited table sets forth significant information concerning the Company’s reportable segments and geographic reporting units at and for the three months ended March 31, 2009 and 2008:

	For the Three Months Ended March 31, 2009
	Data Acquisition		Data
	North America	International	Processing	Corporate	Total
	(In thousands)
Revenue	$35,855	$108,236	$2,828	$-	$146,919
Segment income (loss)	$1,034	$17,452	$159	$(12,659)	$5,986
Segment assets (at end of period)	$109,354	$331,850	$8,437	$23,930	$473,571

For the Three Months Ended March 31, 2008
Data Acquisition	Data
North America	International	Processing	Corporate	Total
(In thousands)
Revenue	$61,744	$55,546	$2,864	$-	$120,154
Segment income (loss)	$6,964	$5,145	$130	$(8,376	) $	3,863
Segment assets (at end of period)	$142,215	$232,180	$7,335	$10,557	$392,287

NOTE 4:         Debt and Capital Lease Obligations

 The Company’s long-term debt and capital lease obligations were as follows:

	March 31,	December 31,
	2009	2008
	(In thousands)
	(Unaudited)
Revolving credit lines-LIBOR plus 3.0% or prime plus 1.5%	$58,549	$43,979
Capital lease obligations—7.08% to 12.68%	24,138	27,990
Notes payable from vendor financing arrangements—7.94% to 11.69%	16,268	18,977
	98,955	90,946
Less: current portion	(30,137)	(33,096)
	$68,818	$57,850

Revolving Credit Facilities

In June 2006, Geokinetics Inc. and four of its subsidiaries (collectively, the “Borrowers”) entered into a Revolving Credit, Term Loan and Security Agreement (collectively, the “Credit Agreement”) with PNC Bank, National Association (“PNC”), as lead lender.  As amended, the syndicated Credit Agreement provides the Company with a $70.0 million revolving credit facility (“Revolver”) maturing May 24, 2012.  The Borrowers pledged as security a first lien on substantially all the assets of the Company to PNC.

The Company amended the Credit Agreement with PNC on February 11, 2009.  Among other things, the amended agreement increased the Company’s borrowing base that can come from eligible fixed assets to $55.0 million and deferred any reductions to this new amount until June 30, 2009, at which time, the amount of the borrowing base that can come from eligible fixed assets will be reduced by $0.9 million per month until maturity.  Once started, the reduction will affect only the amount of the borrowing base that can come from eligible fixed assets and will not reduce the overall amount of the revolver.  Based on the current borrowing base calculation, the Company has immediate access to the maximum availability of $70.0 million.

The amount available to borrow under the Revolver is dependent upon the calculation of a monthly borrowing base that is composed of eligible accounts receivables and eligible fixed assets.  The borrowing base can fluctuate from time to time due to fluctuations in accounts receivable balances.  Additionally, a portion of the borrowing base is composed of eligible fixed assets.  Based on the Company’s borrowing base at March 31, 2009, the Company had available credit under this facility of $70.0 million reduced by standby letters of credit totaling $2.3 million issued by PNC under the revolver.  At March 31, 2009, the Company had a balance of $58.5 million drawn under the Revolver.  Amounts available to be drawn under the Revolver are subject to borrowing base limitations; therefore, the Company may not always have access to the maximum amount.  The rate of the PNC facility is currently the prime rate plus 1.5%.

The significant financial covenants of the Credit Agreement: (i) require the Company to (a) maintain a specified net worth, as defined, and (b) maintain a specified fixed charge coverage ratio, as defined; and (ii) restricts the Company’s ability to (a) merge, acquire, or sell assets, (b) guarantee the indebtedness of others, (c) make certain investments, (d) make capital investments, (e) pay dividends other than dividends on preferred stock, (f) incur additional indebtedness, and (g) prepay debt.  As of March 31, 2009 the Company was in compliance with all of the covenants mentioned above.

  Capital Lease Obligations

In July 2006, Geokinetics USA, Inc., a wholly-owned subsidiary of the Company, entered into an equipment lease agreement with CIT Group/Equipment Financing, Inc. (“CIT”).  The parties entered into the lease with respect to the purchase of seismic data acquisition equipment.  The term of the lease is three years, with a purchase option at the expiration of the lease term.  The original amount of the lease was approximately $6.0 million and monthly payments were approximately $190,000.  In August 2008, the Company reduced the principal amount of this lease to $2.2 million and refinanced this equipment lease with a new facility from CIT in the amount of $5.0 million at a rate of 8.26% per annum for 24 months yielding $2.8 million of new funds to the Company.  The unpaid balance of this lease as of March 31, 2009 was approximately $3.6 million.

On November 8, 2007, the Company entered into an additional capital lease facility with CIT Equipment/Financing, Inc. with a commitment of $25.0 million.  The interest rate was based on the three (3) or four (4) year swap rate reported by the Federal Reserve plus 325 basis points or 3.25%.  Initially, the Company executed four (4) equipment schedules totaling approximately $16.0 million with an interest rate of 7.72% and monthly payments totaling approximately $0.5 million.  On December 21, 2007, the Company executed an additional four (4) equipment schedules totaling $9.0 million with an interest rate of 7.36% and monthly payments totaling approximately $0.3 million. The balance at March 31, 2009 was approximately $14.9 million.

In April 2008, the Company entered into an additional equipment lease agreement with CIT for up to $10.0 million to finance seismic equipment purchases for its shallow water ocean bottom cable (“OBC”) operations in Australia.  In 2008, the Company executed two equipment schedules totaling approximately $9.9 million with interest rates ranging from 7.08% to 7.64% and monthly payments totaling approximately $0.4 million.  The unpaid balance of these schedules at March 31, 2009 was approximately $5.6 million.  The equipment securing this lease has moved to Angola, which required a waiver to move the equipment out of Australia.  The current waiver expires on October 31, 2009.

Other

From time to time, the Company enters into vendor financing arrangements to purchase certain equipment.  The equipment purchased from these vendors is paid over a period of time.  The total balance of vendor financing arrangements at March 31, 2009 was approximately $16.3 million.

The Company maintains various foreign bank overdraft facilities used to fund short-term working capital needs.  At March 31, 2009, there were no outstanding balances under these facilities and the Company had approximately $9.0 million of availability.

NOTE 5: Income per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in thousands, except per share data):

	Three Months Ended
	March 31
	2009	2008
Numerator:
Net Income	$5,986	$3,863
Net income applicable to common stockholders	$3,959	$2,587
Denominator:
Denominator for basic earnings per common share	10,470	10,316
Effect of dilutive securities:
Stock options	-	121
Warrants	-	-
Restricted stock	106	157
Denominator for diluted earnings per common share	10,576	10,594
Income (loss) per common share:
Basic	$0.38	$0.25
Diluted	$0.37	$0.24

The denominator used for the calculation of diluted earnings per common share for the three months ended March 31, 2009 and 2008, excludes the effect of certain stock options, warrants and convertible preferred stock because the effect is anti-dilutive.  In total, at March 31, 2009, there were options to purchase 355,304 shares of common stock, warrants to purchase 514,105 shares of common stock, 105,366 shares of restricted stock, and preferred stock convertible into 3,994,590 shares of common stock.

The numerator used for the calculation of diluted earnings per share for the three months ended March 31, 2009 and 2008 is “Income applicable to common stockholders” as the convertible preferred stock was deemed to be anti-dilutive in that period.

NOTE 6: Income Taxes

Effective January 1, 2007, the Company adopted FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes, which is an interpretation of SFAS No. 109 and prescribes a minimum recognition threshold and measurement methodology that a tax position taken or expected to be taken in a tax return is required to meet before being recognized in the financial statements. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company recognizes interest and penalties related to unrecognized tax benefits within the provision for income taxes on continuing operations in the consolidated statements of income. There were no unrecognized tax benefits as of the date of adoption.  There are no unrecognized tax benefits that if recognized would affect the tax rate for the quarter ended March 31, 2009.

Income tax expense was $5.2 million with an effective tax rate of 46.5%. The increase in tax expense was due to an increase in the Company’s pre-tax income in certain of its foreign locations.   The Company currently has $138.7 million of net operating losses (NOL’s) in the United States, of which approximately $94.3 million are considered pre-acquisition NOL’s, and $65.9 million of NOL’s in our foreign locations of which $29.0 million are considered pre-acquisition NOL’s. According to US GAAP, utilization of pre-acquisition NOL’s must be included in tax expense and offset with goodwill for acquisitions made prior to January 1, 2009.

NOTE 7:     Commitments & Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business.  Management is of the opinion that none of the claims and actions will have a material adverse impact on the Company’s financial position, results of operations or cash flows.

NOTE 8:     Related Party Transactions

The Company receives food, drink, and other catering services for its crews in one of its international locations from a company that is substantially owned by certain employees and former employees of the Company.  For the three months ended March 31, 2009 and 2008 the Company spent approximately $1.4 million and $1.4 million respectively with this company.  The company believes that all transactions have been arms-length on terms at least as favorable as market rates.

NOTE 9:     Condensed Consolidating Financials Information

On June 26, 2009, the Company filed a "shelf" registration statement with the Securities and Exchange Commission.  Under this registration statement, the Company may sell a combination of securities including senior and subordinated debt securities, common stock, preferred stock and warrants, from time to time in one or more offerings with an aggregate offering price of up to $250,000,000.  It is expected that debt securities that may be sold would be fully and unconditionally guaranteed, on a joint and several basis, by the parent and guarantor subsidiaries which will correspond to all subsidiaries located in the United States.  The non-guarantor subsidiaries consist of all subsidiaries and branches outside of the United States.

Separate condensed consolidating financial statement information for the parent, guarantor subsidiaries and non-guarantor subsidiaries as of March 31, 2009 and December 31, 2008 and for the three month periods ended March 31, 2009 and 2008 is as follows:

	March 31, 2009 (Unaudited)
BALANCE SHEET	Parent	Guarantors	Non-guarantors		Eliminations	Consolidated
ASSETS
Current assets	$3,625	$28,136	$152,141	$		$183,902
Property and equipment, net	15,788	163,734	23,184			202,706
Investment in subsidiaries	203,716	61,873			(265,589)
Intercompany accounts	117,329	(81,751)	(35,578)
Other non current assets	1,127	72,825	13,011			86,963
Total assets	$341,585	$244,817	$152,758		$(265,589)	$473,571

LIABILITIES, MEZZANINE AND STOCKHOLDERS' EQUITY
Current liabilities	$41,796	$30,464	$87,978	$		$160,238
Long term debt and capital lease obligations, net of current portion	68,818					68,818
Deferred Income tax and other non-current liabilities		10,932	2,612			13,544
Total liabilities	110,614	41,396	90,590			242,600
Mezzanine equity	96,898					96,898
Stockholders' equity	134,073	203,421	62,168		(265,589)	134,073
Total liabilities, mezzanine and stockholders' equity	$341,585	$244,817	$152,758		$(265,589)	$473,571

	December 31, 2008
BALANCE SHEET	Parent	Guarantors	Non-guarantors		Eliminations	Consolidated
ASSETS
Current assets	$3,348	$32,299	$115,154	$		$150,801
Property and equipment, net	12,174	168,099	25,012			205,285
Investment in subsidiaries	172,687	32,659	370		(205,716)
Intercompany accounts	129,815	(93,365)	(36,450)
Other non current assets	1,038	70,812	11,780			83,630
Total assets	$319,062	$210,504	$115,866		$(205,716)	$439,716

LIABILITIES, MEZZANINE AND STOCKHOLDERS' EQUITY
Current liabilities	$36,670	$37,255	$69,791	$		$143,716
Long term debt and capital lease obligations, net of current portion	57,850					57,850
Deferred Income taxes and other non current liabilities		10,932	2,676			13,608
Total liabilities	94,520	48,187	72,467			215,174
Mezzanine equity	94,862					94,862
Stockholders' equity	129,689	162,317	43,399		(205,716)	129,680
Total liabilities, mezzanine and stockholders' equity	319,062	$210,504	$115,866	$(205,716)		$439,716

	Three months ended March 31, 2009 ( Unaudited)
STATEMENT OF OPERATIONS	Parent	Guarantors	Non-guarantors		Eliminations	Consolidated
Net revenues	$	$34,614	$121,480		$(9,175)	$146,919
Equity in earnings of subsidiaries	17,574	14,356			(31,930)

Expenses:
Seismic acquisition and data processing	2,266	22,104	93,039		(9,175)	108,234
Depreciation and amortization	586	9,883	2,025			12,496
General and administrative	7,250	2,723	3,330			13,303
Other, net		(10)	203			193
Total expenses	10,104	34,700	98,597		(9,175)	134,201
Income ( loss) from operations	7,470	14,270	22,883		(31,930)	12,693
Interest expense, net	(1,448)	(62)	32			(1,478)
Other income (expenses), net	(36)	2,209	(2,196)			(23)
Income (loss) before income taxes	5,986	16,417	20,719		(31,930)	11,192
Provision for income Taxes		407	4,799			5,206
Net income (loss)	$5,986	$16,010	$15,920		$(31,930)	$5,986

	Three months ended March 31, 2009 (Unaudited)
STATEMENT OF CASH FLOWS	Parent	Guarantors	Non-guarantors		Eliminations	Consolidated
Net cash provided ( used in) operating activities	$(14,045)	$18,017	$(3,868)	$		$104
Net cash provided ( used in) investing activities	(4,079)	(4,796)	(954)			(9,829)
Net cash provided ( used in) financing activities	18,135	(11,642)	-			6,493
Net increase ( decrease) in cash	$11	$1,579	$(4,822)		$-	$(3,232)

	Three months ended March 31, 2008 ( Unaudited)
STATEMENT OF OPERATIONS	Parent	Guarantors	Non-guarantors		Eliminations	Consolidated
Net revenues	$	$44,465	$78,986		$(3,297)	$120,154
Equity in earnings of subsidiaries	11,914	8,783			(20,697)

Expenses:
Seismic acquisition and data processing	1,273	34,585	59,854		(3,297)	92,415
Depreciation and amortization	318	8,359	2,314			10,991
General and administrative	5,158	1,718	2,426			9,302
Other, net		(5)	86			81
Total expenses	6,749	44,657	64,680		(3,297)	112,789
Income ( loss) from operations	5,165	8,590	14,306		(20,697)	7,365
Interest expense, net	(1,302)	(141)	124			(1,321)
Other income (expenses), net		(2,571)	1,910			(661)
Income (loss) before income taxes	3,863	5,877	16,340		(20,697)	5,383
Provision for income Taxes		172	1,348			1,520
Net income (loss)	$3,863	$5,705	$14,992		$(20,697)	$3,863

	Three months ended March 31, 2008 ( Unaudited)
STATEMENT OF CASH FLOWS	Parent	Guarantors	Non-guarantors		Eliminations	Consolidated
Net cash provided ( used in) operating activities	$(11,060)	$22,607	$9,339	$		$20,886
Net cash provided ( used in) investing activities	(983)	(18,071)	(2,458)			(21,512)
Net cash provided ( used in) financing activities	11,691	(3,769)	(19)			7,903
Net increase ( decrease) in cash	$(352)	$767	$6,862		$-	$7,277